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                                                                   Exhibit 10.14



                            Reorganization Agreement
                             with Bruce Bendell and
                               Harold Bendell for
                           Acquisition of Major Fleet &
                                  Leasing Corp.

                                      lO.l4

                      PLAN AND AGREEMENT OF REORGANIZATION
                           UNDER I.R.C. 9368(a)(1)(B)

                             FIDELITY HOLDINGS INC.
                                       AND
                               THE SHAREHOLDERS OF
                           MAJOR FLEET & LEASING CORP.

         THIS PLAN AND AGREEMENT OF REORGANIZATION, dated this 23rd day of August, 1996, made by and between:
         FIDELITY HOLDINGS, INC., a Nevada business corporation having its principal business office located at 80-02 Kew Gardens Road, Suite 5000, Kew Gardens, New York 11415 (hereinafter sometimes referred to as "FIDELITY");
                                       AND
         BRUCE BENDELL and HAROLD BENDELL (hereinafter jointly and severally sometimes referred to as "SHAREHOLDERS"), adult individuals who are all of the shareholders of MAJOR FLEET & LEASING CORP., a New York business corporation having its principal business office located at 75 Georgian Court, -Roslyn, New York (hereinafter sometimes referred to as "MAJOR");
WITNESSETH THAT:
         WHEREAS, FIDELITY desires to acquire from SHAREHOLDERS all of the issued and outstanding capital stock of MAJOR, so as to constitute MAJOR as a wholly-owned subsidiary of FIDELITY, in exchange for shares of the voting Preferred Stock of FIDELITY in a transaction qualifying as a tax-free reorganization;
         WHEREAS, FIDELITY, by its Nevada Certificate of Incorporation which was issued on November 7, 1995 is authorized to issue 2,000,000 shares of undesignated Preferred Stock having a par value of $.Ol per share, none of which shares are presently issued and outstanding, and 50,000,000 shares of Common Stock having a par value of $.Ol per share, of which 5,750,000 shares are issued and outstanding;
         WHEREAS, MAJOR, INC., by its Certificate of Incorporation which was issued on August 12, 1985 is authorized to issue 200 shares of Common Stock having no par value, 20 of which shares are issued and outstanding;
         NOW THEREFORE, the constituent corporations, in consideration of the mutual covenants, agreements and provisions hereinafter contained do I hereby prescribe the terms and conditions of their reorganization and the mode of carrying the same into effect, as follows:
                                    ARTICLE I
                           THE REORGANIZATION/EXCHANGE

      1. PLAN OF REORGANIZATION. SHAREHOLDERS are the owners of all of the issued and outstanding capital stock of MAJOR, which consists of 20 shares of Common Stock. It is the intention of the parties that all of such issued and outstanding Common Stock of MAJOR be acquired by FIDELITY in exchange solely for its voting stock, as defined in Paragraph 2 following, in a reorganization qualifying under ss.3 68 (a) (1) (B) of the Internal Revenue Code of 1986, as amended.

      2. CONVERTIBLE PREFERRED STOCK. Prior to the Closing of the exchange of shares as provided in this Agreement, FIDELITY's Board of Directors shall designate, and FIDELITY shall file with the office of the Secretary of State of Nevada a Certificate of Designation, establishing the 1996-MAJOR Series of Convertible Preferred Stock (1996-MAJOR Series). (A copy of the Certificate of Designation is attached hereto, marked. as Exhibit A, and made a part hereof by reference.) Such stock shall be voting, such voting to be together with the common stock, with each share of the 1996MAJOR Series to have 2 votes, consistent with the votes which the underlying shares of Common Stock would have upon conversion of the 1996-MAJOR Series. The 1996-MAJOR Series shall be convertible into FIDELITY's Common Stock, taking the 1996-MAJOR Series at a value of $10 per share and valuing the Common,Stock at Five Dollars ($5.00) for each Common Share. The 1996-MAJOR Series shall receive dividends on a participating basis with the Common Stock, if earned and if declared by the Board of Directors of FIDELITY. If the

Board of Directors shall declare a dividend to the holders of the FIDELITY Common Stock, then the holders of the 1996-MAJOR series shall receive, per share, twice the same dividend equivalent to the dividend payable with respect to the underlying Common Stock if the 1996-MAJOR Series were converted to Common Stock. In the event of liquidation, dissolution or winding-up of FIDELITY, whether voluntary or involuntary, the holders of the 1996-MAJOR Series shall a distribution preferential to the Common Stock of $10.00 per share plus declared but unpaid dividends and, in any event, shall at least receive the Sinking Fund, as described in Paragraph 7 below., At any time after July 1, 1997, the holders of the 1996MAJOR Series shall have the right to require that FIDELITY repurchase the shares, using the Sinking Fund to be established as described in Paragraph 7 below; however, FIDELITY shall not be required to repurchase any shares in excess of the then available Sinking Fund, although FIDELITY may, in its discretion, purchase any put shares from general corporate funds. Commencing January 1, 2002, FIDELITY shall have the option to redeem any shares of the 1996-MAJOR Series then outstanding by payment of $15.87 plus declared but unpaid dividends to the date of redemption:
         (i) in cash; or
         (ii) in cash, to the extent of the available Sinking Fund, and the balance by the issuance of Bonds, described in Paragraph 8 below, collateralized by, and paid from, a'continuation of the Sinking Fund. In the event of the occurrence of an "Event of Rescission", the holders of the then issued and outstanding shares of the 1996-MAJOR Series shall have the right to rescind this exchange transaction and receive back, in exchange for such shares of the 1996-MAJOR Series, all of the capital stock, of all classes and series, of MAJOR. The term "Event of Rescission" shall mean:
         (i) Any determination by the, Internal Revenue Service that the stock-for-stock exchange does not qualify as a tax- free reorganization.
         (ii) Any breach by the FIDELITY of the Reorganization

Agreement; or
         (iii) Any failure by FIDELITY to establish, fully fund, properly maintain and apply, and/or safeguard the Sinking Fund; or I (iv) Any breach by FIDELITY of the terms of the 1996- MAJOR Series of Convertible Preferred Stock; or
         (v) Admission by FIDELITY of insolvency, adjudication of FIDELITY as insolvent, and/or an inability or failure of FIDELITY to pay its debts and liabilities in the normal course of business; or
         (vi) Any proceeding shall be commenced by or against FIDELITY relating to FIDELITY under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether nor or hereafter in effect, and any such proceeding shall remain undismissed for a period of ninety (90) days or FIDELITY by any act indicates its consent to, approval of, or acquiescence in, any such proceeding; or
         (vii) A receiver or trustee is appointed for FIDELITY or for all or a substantial part of the property of FIDELITY and any such receivership or trusteeship shall remain undischarged for a period of sixty (60) days.
         (viii) Any change in any of the top three executives of FIDELITY (Chairman of the Board, President, CEO), provided that this basis for rescission must be utilized within ninety (90) days of the change or it shall be deemed waived.

      3. EXCHANGE OF SHARES. (a) FIDELITY and the SHAREHOLDERS agree that at Closing all 20 shares of MAJOR shall be exchanged with FIDELITY for 250,000 shares of the voting Preferred Stock of FIDELITY to be immediately issued'-. The following numbers of FIDELITY shares will, at Closing, be delivered to the individual SHAREHOLDERS in exchange for their MAJOR shares, as follows:

                            No. of Shares          No. of Shares
                            of MAJOR               of FIDELITY
    SHAREHOLDERS            Exchanged              to be Issued
    ------------            --------------         -------------
    Bruce Bendell            10                    125,000
    Harold Bendell           10                    125,000
                             --                    -------
          TOTAL              20                    250,000

The FIDELITY shares shall be issued in certificates of such denominations, amounts, and names as may be requested by the respective SHAREHOLDERS. The SHAREHOLDERS represent and warrant that they are taking, and will hold, such shares for investment. (b) It is the present intention of FIDELITY to file a Registration Statement with the Securities and Exchange Commission (Form SB-2) f or the registration of an issuance of Common Stock. FIDELITY shall, an behalf of the holders of the 1996-MAJOR Series, include in such Registration Statement, at FIDELITY's expense, when filed, Five Hundred Thousand (500,000) shares of Common Stock, so as to permit any conversion of the 1996-MAJOR Series after effectiveness of such Registration Statement to be for registered ("freetrading") shares. (c) If, between the date hereof and Closing, the gross assets of MAJOR shall equal or exceed $2,500,000 in value, FIDELITY shall issue, as an incentive bonus" 100,000 shares of its voting Common Stock. Such Common Stock shall (i) be restricted as to further transfer as required by applicable rules and regulations of the Securities and Exchange Commission, (ii) shall not be entitled to any demand or "piggyback" registration rights, and (iii) shall not participate in the rights and powers accorded to the 250,000 shares of voting Preferred Stock being issued for the exchange (including the "put" and the sinking fund).

      4. DELIVERY OF SHARES. At the Closing, the SHAREHOLDERS shall deliver certificates for all of the issued and outstanding shares of common stock of MAJOR duly endorsed with signatures Medallion guaranteed so as to make FIDELITY the sole owner thereof, free and clear of all claims and encumbrances. Simultaneously at the Closing, FIDELITY shall issue and deliver to the SHAREHOLDERS certificates representing all of the FIDELITY ..shares of voting Preferred Stock to be issued in exchange for the MAJOR shares, in such names, denominations and amounts as SHAREHOLDERS shall have requested. In the alternative, FIDELITY may deliver to SHAREHOLDERS duly executed instructions to its Transfer Agent for the immediate issuance of such shares. Time is of the essence.

      5. INVESTMENT REPRESENTATIONS. Each SHAREHOLDER acknowledges, agrees and represents that:
      (a) He has been advised that none of the shares of FIDELITY being acquired hereunder have been registered under the Securities Act of 1933 (the 111933 Act").
      (b) All of the shares of FIDELITY being acquired hereunder are being, and will be, acquired and held for investment, not for resale or distribution to the public and not f or the purpose of effecting or causing to be effected a public offering of such securities and, further, that none of such securities will be sold, transferred, assigned or disposed of except to, or in trust for the benefit of, members of a shareholder's immediate family or their personal representatives, devisees, and legatees, or in accordance with the 1933 Act and the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.
      (c) He has been advised and is aware of the fact, that by reason of the foregoing investment representations and restrictions upon transfer: (i) the shares of the FIDELITY stock must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available; (ii) if Rule 144 of the Rules and Regulations promulgated by the SEC is applicable to any future routine sales of any such securities, such sales can be made only in limited amounts in accordance with the terms and conditions of that Rule; (iii) in the case of securities to which that Rule is not applicable, compliance with some applicable disclosure exemption, if any be available, will be required; (iv) all of the certificates for the shares of FIDELITY's voting Preferred Stock will bear a legend restricting transfer thereof, and, if applicable, the certificates for FIDELITY's Common Stock issued upon conversion of such Preferred Stock will also bear such legend; and (v) the Transfer Agent of FIDELITY I s Pref erred Stock will be given "stop-transfer" instructions so as to prevent any illegal transfer of such shares and similar instructions will be issued with respect to the Common Stock receivable upon conversion of such Common Stock.
      (d) He has relied only and exclusively upon his own investigation into FIDELITY and its financial condition for purposes of deciding to enter into and close this Agreement and to accept shares of FIDELITY in exchange for shares of MAJOR. He has not relied upon any oral or written representation made by FIDELITY or any of its officers or directors or representatives of FIDELITY and that no representation, or statements shall survive the Closing with the sole exception of the representations and warranties contained in this Agreement.
      (e) He has received the audited f inancial statements of FIDELITY for the year ended December 31, 1995, and the reviewed financial statements for the period ended March 13, 1996 and has had full opportunity to review and inspect all books and records of FIDELITY and its subsidiaries.

      6. CLOSING.
      (a) Closing shall take place at 10:60 a.m. on Wednesday, October 23, 1996 at the offices of FIDELITY, 80-02 Kew Gardens Road, Suite 5000, Kew Gardens, New York 11415 or such other time and place as the parties may mutually select.
      (b) In addition to the share certificates to be delivered to FIDELITY pursuant to Paragraph 3 above, SHAREHOLDERS shall deliver or cause to be delivered to FIDELITY the following documents at Closing:

           (1) Certified copy of the Minutes of the Meeting of the Board of Directors of MAJOR ratifying and approving this Agreement and the Closing thereof, and the conveyance of shares by its SHAREHOLDERS;

           (2) Certificate of good standing reflecting that MAJOR is a corporation in good standing in the state of its incorporation;
           (3) Audited financial statements for MAJOR as of December December 31, 1993, 1994 and 1995, and in-house and/or compiled f inancial statements as of September 30, 1996 together with a certificate executed by the President and Secretary of MAJOR certifying that to the best of their knowledge and belief, the financial statements are accurate and complete;
           (4) A certificate from each of the SHAREHOLDERS updating the representations and warranties included in this agreement, as if made on the Closing date; and
           (5) Any and all other documents which may be reasonably requested by FIDELITY to effect and close this transaction.
           (c) In addition to the share certificates or Transfer Agent instructions to be delivered to SHAREHOLDERS pursuant to Paragraph 3 above, FIDELITY shall deliver to SHAREHOLDERS the following documents at Closing:
           (1) Certified resolution of the Board of Directors of FIDELITY ratifying this Agreement and the Closing thereof and expressly authorizing the issuance of shares as required by this Agreement;

           (2) A certificate of good standing of FIDELITY reflecting that FIDELITY is in good standing under the laws of the state of its incorporation;

           (3) Financial statements of FIDELITY, reflecting on an unaudited basis, its financial condition as of September 30, 1996;

           (4) A certificate from the President and Secretary of FIDELITY confirming the representations and warranties made by FIDELITY as if made on the Closing date; and

           (5) Any and all other documents as may be required by the SHAREHOLDERS to close this Agreement.

      7. SINKING FUND.
      Following Closing, FIDELITY shall establish a Sinking Fund for (i) meeting any demands f or required repurchases of such shares (Puts), (ii) provide funds for the redemption of such shares, and (iii) provide funds to collateralize and repay any Bonds which may be issued to redeem shares of the 1996-MAJOR Series. The Sinking Fund shall be established, funded and utilized as follows:

      (a) On the second Thursday of the first month succeeding the first calendar quarter after the first issuance of any shares of the 1996-MAJOR series, and continuing on the second Thursday of each month (April, July, October and January) succeeding each calendar quarter, FIDELITY shall determine the amount of the Sinking Fund deposit to be made and shall make such deposit, in the name of MAJOR. The Sinking Fund shall only be retained as cash or invested in short-term government bills and notes, in interest-bearing savings accounts, or other highly liquid and secure investments.

      (b) The amount of the deposit required shall be equal to the net income determined on a cash basis, after calculating federal, state and local tax liabilities, of MAJOR derived from revenues from the motor vehicle operations, including transactions with, or through, Major Automotive Group, including but not limited to Major Chevrolet, Geo, Dodge, Chrysler-Plymouth, JeepEagle, and Subaru.

      (c) In calculating the net income from motor vehicle operations, the management fee paid under the Management Agreement for such operations shall be deducted but none of the costs, expenses or liabilities incurred by or arising, directly or indirectly, from the other business operations of MAJOR shall be deducted, it being the intent to utilize the net income equivalent to continuing historical operations of MAJOR ' determined on a cash basis, as a Sinking Fund. However, a charge of fifteen percent (15%) of the net income,, prior to deduction of the management fee, shall be deducted to compensate for overall corporate expenses not specifically charged to such operations (e.g., accounting and auditing costs, legal/SEC fees and costs, etc.).

      (d) Such Sinking Fund shall be established and funded without reference to the book or taxable income or loss of MAJOR, but solely as provided above.

      (e) No funds deposited, or required to be deposited, in the Sinking Fund shall be expended or transferred from the segregated account in the name of MAJOR except by transfer to FIDELITY as specifically required to meet any required repurchases (Puts), redemptions, or Bond repayments.

      (f) Shares of the 1996-MAJOR Series redeemed from general corporate funds of FIDELITY, i.e., out of funds other than the Sinking Fund, may be credited, at the option of FIDELITY, in its sole discretion, against the sinking fund requirements, such credit to be equal to the general corporate funds expended.

      (g) The Sinking Fund requirements shall continue so long as (i) any shares of the 1996-MAJOR Series and/or (ii) and Bonds issued in redemption of shares of the 1996-MAJOR Series, shall be outstanding. When all shares of the 1996-MAJOR Series-have been repurchased, converted, or redeemed, and when all principal and interest of Bonds issued in redemption of the 1996-MAJOR Series have been repaid in full, the Sinking Fund requirements shall cease and any balance therein not set aside for redemptions and/or Bond repayments shall revert to the general funds of MAJOR.

      B. BONDS.
         If after January 1, 2002 FIDELITY elects to redeem the then outstanding shares of the 1996-MAJOR Series as provided in Paragraph 2 above, and FIDELITY does not pay the entire redemption price in cash, but elects to pay out the then available Sinking Fund and pay the balance with Bonds, FIDELITY shall authorize and issue Bonds, in a transaction structured to the greatest extent possible to meet the requirements of Section 368 (a) (1) (E) of the Internal Revenue Code, as follows:
      (a) The Bonds shall be designated as the Redemption Bonds and shall be issued as a single series, all such Bonds ranking equally, in registered form.
      (b) The Redemption Bonds shall bear interest at the then current prime rate as established by CitiBank, with such interest being paid quarterly in arrears on the second Thursday of April, July, October and January for the immediately prior calendar quarter.
      (c) The Redemption Bonds shall be restricted as to further transfer; i.e., not registered under the Securities Act of 1933, and shall not be issued under a Trust Indenture.
      (d) The Redemption Bonds shall be general obligations of FIDELITY, collateralized with a first lien on the Sinking Fund provided in Paragraph 7 above, which shall be continued so long as any Redemption Bonds remain outstanding. Upon determination of the Sinking Fund deposit each quarter, FIDELITY shall first use such funds to pay the interest on such Redemption Bonds and shall use any remaining balance for the redemption of outstanding Redemption Bonds, selected by lot. Any payment of principal or interest not made when scheduled shall be delinquent; any delinquency not cured within ten (10) business days shall be a default. In the event of default, a majority of the bondholders, in dollar amount then outstanding, may, by written notice, declare the balance of the Redemption Bonds then outstanding and the interest accrued thereon immediately due and payable and, thereupon, such principal and interest shall be immediately due and payable.
      (e) The Redemption Bonds shall be redeemable by FIDELITY at any time and from time to time, without prepayment penalty, from general corporate funds. If less than all of the then outstanding Redemption Bonds are redeemed at any time, the Redemption Bonds to be redeemed shall be selected by lot.
      (f) Notwithstanding the Sinking Fund payment and redemption provisions, the Redemption Bonds shall immediately mature: (i) upon acceleration by the holders in the event of default; (ii) if FIDELITY makes an assignment for the benefit of creditors, voluntary or involuntary bankruptcy or reorganization proceedings are commenced with respect to FIDELITY and not dismissed within ninety (90) days, or a receiver is appointed for a substantial part of the FIDELITY assets; (iii) if liquidation or dissolution proceedings are commenced for FIDELITY; and/or (iv) sixty (60) months after issuance.
      (g) If Redemption Bonds are issued at separate dates, all of such Redemption Bonds outstanding at any time shall rank equally and shall share with respect to collateral and payment priority.
      (h) The Redemption Bonds shall not be'convertible into, or exchangeable for, any other securities of FIDELITY and no holder of the Redemption Bonds shall have any preemptive right to purchase any other security of FIDELITY.
      (i) The holders of the Redemption Bonds shall not have voting rights, nor any other rights as shareholders of FIDELITY.
      (j) The holders of the Redemption Bonds shall not have recourse for payment of the principal or interest against any shareholder, officer, director, employee or agent of FIDELITY, whether past, present, or future, such being waived.

                                   ARTICLE II

                  MUTUAL ACCESS TO PREMISES, BOOKS AND RECORDS
      1. Between the date hereof and the Closing FIDELITY and its representatives shall have such reasonable access during normal business hours to the properties, offices, records and books of account of MAJOR, as will not unreasonably interfere with the business and operations of MAJOR, for the purposes of investigating the financial position, assets, liabilities and all other matters relating to the business of MAJOR and the correctness of Major's representations and warranties and the fulfillment of the covenants and conditions of SHAREHOLDERS as required in this Agreement.
      2. Between the date hereof and the Closing SHAREHOLDERS and their representatives shall have such reasonable access during normal business hours to the properties, offices, records and books of account of FIDELITY, as will not unreasonably interfere with the business and operations of FIDELITY, for the purposes of investigating the financial position, assets, liabilities and all other matters relating to the business of MAJOR and the correctness of Fidelity's representations and warranties and the fulfillment of the covenants and conditions of FIDELITY as required in this Agreement.

                                   ARTICLE III
                INTERIM OPERATIONS OF MAJOR FLEET & LEASING CORP.
      (a) From the execution of this Agreement to Closing, MAJOR shall not take any action, or enter into any agreement, that would constitute or cause any inducement, representation or warranty of SHAREHOLDERS contained in this Agreement to become untrue, nor to take any action or enter into any agreement, that would constitute, or cause, a breach of this Agreement. Between the date of this Agreement and Closing, the affairs and business of MAJOR shall be conducted in the ordinary course of business. The SHAREHOLDERS represent and warrant that they will take such action, and will cause MAJOR to take such action, or refrain from such action, as is necessary to insure that prior to Closing, without the prior written consent of FIDELITY, MAJOR shall not:

      (i) except as provided in (b) below, enter into any employment/consulting or consulting agreement or otherwise salary/wage/compensation/remuneration/ pension/profit sharing liability;
      (ii) amend its Articles of Incorporation and/or by-laws;
      (iii) issue or agree to issue any stock or other securities, including any right, warrant or option to purchase or otherwise acquire any of its stock or securities convertible thereunto;
      (iv) except as provided in (b) below, issue any bonds, debentures, notes or other evidences of indebtedness, or create or incur any new indebtedness, mortgage, security interest, lien, charge or encumbrance;
      (v) except as provided in (c) below, declare or pay any dividend (whether in cash, property, or securities);
      (vi) purchase or redeem any of its stock; except as provided in (b) below, enter into any contract or agreement, whether written or oral, which shall survive the Closing except agreements which are executed in the ordinary course of business; or
      (viii) sale, lease, or encumber, or enter into any agreement to do any of the foregoing, any real or personal property owned by it except in the ordinary course of business.
      (b) It is the specific intent of FIDELITY in acquiring ownership of MAJOR that its current business operations shall continue and shall be expanded. Because the source of funding for the Sinking Fund is the net income from the continuation of such operations, it is the intent of SHAREHOLDERS that such operations continue and be expanded. Pending Closing, SHAREHOLDERS shall cause MAJOR to carry on its business in substantially the same manner as heretofore, maintaining the goodwill of customers and financing institutions and maintaining the morale of employees and agents. To secure for MAJOR the continuing relationships now,in effect, MAJOR may, with the consultation of FIDELITY, formalize create any employment relationship or existing oral contracts, understandings and arrangements and enter into such employment, retainer, and management contracts as shall effectuate such mutual intent.
      (c) FIDELITY acknowledges that (i) MAJOR has been a Subchapter S corporation and (ii) substantial income, previously taxed to SHAREHOLDERS, remains undistributed. SHAREHOLDERS are authorized to distribute such amounts of such undistributed, previously taxed income as they elect. Any amount not distributed shall be added to the initial Sinking Fund.
      (d) The representations and warranties of SHAREHOLDERS contained in subparagraph (a) above shall not survive closing.

                                   ARTICLE IV
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                                       or
                                    FIDELITY
      FIDELITY, intending SHAREHOLDERS to rely thereon, represents, warrants and agrees as follows:
      1. FIDELITY is, as of the date of this Agreement, a validly existing corporation in good standing, duly organized pursuant to the laws of the State of Nevada, with all legal and corporate authority and power to conduct its business as now being conducted and to own its properties and to the best of its knowledge it possesses all necessary permits and licenses required in connection with the conduct of its business.
      2. The conduct of FIDELITY'S present business is to the best of its knowledge in full compliance with all applicable, federal, state and local governmental statutes, rules, regulations, ordinances and decrees.
      3. Pursuant to its Articles of Incorporation as amended FIDELITY is authorized to issue 2,000,000 shares of undesignated Preferred Stock having a par value of $.01 per share, none of which shares are presently issued and outstanding, and 50,000,000 shares of Common Stock having a par value of $. 01 per share, of which 5,750,000 shares are presently issued and outstanding. There are adequately reserved for; to the extent that tax liabilities have accrued, but have not become payable, they are adequately reflected as liabilities on the books of the company; and FIDELITY is not a party to any t action or proceeding by any governmental authority for assessment or collection of taxes,' nor has any claim for assessments been asserted against FIDELITY.
      8. There are presently no contingent liabilities, factual circumstances, threatened or pending litigation, contractually assumed obligations or unasserted possible claims which are known to FIDELITY, which might result in a material adverse change in the future financial condition or operations of FIDELITY other than as previously disclosed to MAJOR or reflected in FIDELITY'S financial statements provided to MAJOR.
      9. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require the consent, authority or approval of any other person or entity except such as have been obtained.
      10. No transactions have been entered into either by or on behalf of FIDELITY, other than in the ordinary course of business nor have any acts been performed (including within the definition of the term "performed" the failure to perform any required acts) which would adversely affect the goodwill of FIDELITY.
           11. The entering into of this Agreement and the performance thereof has been duly and validly authorized by all required corporate action and does not require any consents other than such as have been unconditionally obtained.
           12. The audited financial statements for FIDELITY as of December 31, 1995 furnished to SHAREHOLDERS (attached hereto as Exhibit B) are true and complete, prepared in conformity with generally accepted accounting principles consistently applied during the periods, and present fairly the financial positions, results of operations, and change in financial positions, of FIDELITY. FIDELITY represents that:
      (a) Except as set forth in the audited financial statements of FIDELITY, dated December 31, 1995, FIDELITY is the owner, free and clear of any liens, pledges, or encumbrances, of all of the property and assets set forth in the Balance Sheet;
      (b) FIDELITY has no liabilities or obligations except those disclosed in the financial statements at December 31, 1995, except those set forth on other Exhibits to this Agreement and FIDELITY does not have any knowledge of facts which would require the setting up of additional reserves with respect thereto;
      (c) FIDELITY is not in def ault under or in breach of the provisions of any credit facility, loan, debt, security, mortgage, indebtedness, material contract, or agreement to which it is a party or by which it is bound, which default or breach would materially adversely effect its business or properties or condition, financial or otherwise, or would result in the creation of a lien or charge upon any of the properties or assets of MAJOR;
      (d) No waiver, indulgence or postponement of any of the obligations of MAJOR have been granted by any Obligee;
      (e) There exists no event, current condition, or act which with the giving of notice of the lapse of time or the happening of any other event or condition would become a default under or breach of any such credit facility, loan, debt, security, mortgage, indebtedness, or material contract, or would result in the creation of a lien or charge upon the properties or assets of FIDELITY as reflected in the Balance Sheet dated December 31, 1995. None of the terms of any credit facility, loan., debt, security, mortgage indebtedness or other material contract or any other contract or agreement would prevent the consummation of the Closing of this Agreement.
      13. At Closing, FIDELITY shall not have any debt or liability nor any contract or commitment which will require the payment of any sum which will survive closing.
         The foregoing representations, warranties and agreements shall be true and correct as of the effective date of the reorganization. Such representations, warranties and agreements shall survive the reorganization until March 31, 1997. None of such representations, warranties and agreements contain, or shall contain as of the effective date of the reorganization, any false or misleading statement of a material fact or omit, as of the effective date of the reorganization, to state any material fact necessary In order to make the representations, warranties and agreements not misleading.

                                    ARTICLE V
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS
                                       or
                                  SHAREHOLDERS

      SHAREHOLDERS, intending FIDELITY to rely thereon, jointly and severally represent, warrant and agree as follows:
      1. MAJOR is, as of the date of this Agreement, a validly existing corporation in good standing,duly organized pursuant to the laws of the State of New York with all legal and corporate authority and power to conduct its business as now being conducted and to own its properties, and it possesses all necessary permits and licenses required in connection with the conduct of its business.
      2. The conduct of MAJOR's business is to the best of SHAREHOLDERS' knowledge in full compliance with all applicable, federal, state and local governmental statutes, rules, regulations, ordinances and decrees.
      3. Pursuant to its Articles of Incorporation MAJOR is authorized to issue 200 shares of Common Stock having no par value, of which 20 shares issued and outstanding. There are no other authorized or outstanding securities of any class or of any kind or character of the corporation and there are no outstanding subscriptions, options, warrants or other agreements or commitments obligating the corporation to issue or to sell any additional shares of MAJOR's stock or any options or rights with respect thereto, or any securities convertible into any shares of stock of any class.
      4. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of MAJOR; any indenture, credit facility, loan agreement, lease, or other agreement or instrument to which the corporation is a party or by which it or its assets are bound; or any applicable regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the corporation, its securities or its properties.
      5. MAJOR is not a party to any written or oral agreement which grants an option or right of first refusal or other arrangement to acquire any of the stock or to any agreement that affects the voting rights of any of the stock, nor has the corporation made any commitment of any kind relating to the issuance of shares of any of its stock, whether by subscription, right of conversion, option or otherwise.
      6. MAJOR is not a party to any agreement or understanding for the sale or exchange of inventory or services for consideration other than cash or at a discount in excess of normal discount for quantity or cash payment.
      7. MAJOR has filed with the appropriate governmental agencies, in correct form, all tax returns and tax reports required to be filed; all federal, state and local income, capital stock, franchise, sales, use, occupation, FICA, unemployment (FICA and state) or other taxes due have been fully paid or adequately reserved for; to the extent that tax liabilities have accrued, but have not become payable, they are adequately reflected as liabilities on the books of the company; and MAJOR is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessments been asserted against MAJOR.
      8. There are presently no contingent liabilities, factual circumstances, threatened or pending litigation, contractually assumed obligations or unasserted possible claims which are known to MAJOR, which might result in a material adverse change in the future financial condition or operations of MAJOR other than as previously disclosed to FIDELITY in writing or reflected in MAJOR's financial statements provided to FIDELITY.
      9. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require the consent, authority or approval of any other person or entity except such as have been obtained.
      10. No transactions have been entered into either by or on behalf of MAJOR, other than in the ordinary course of business nor have any acts been performed (including within the definition of the term "performed" the failure to perform any required acts) which would adversely affect the goodwill of MAJOR.
      11. The entering into of this Agreement and the performance thereof has been duly and validly authorized by all required corporate action and does not require any consents other than such as have been unconditionally obtained.
      12. The audited financial statements for MAJOR as of December 31, 1993, December 31, 1994, and December 31, 1995, furnished to FIDELITY (attached hereto as Exhibit A) are true and complete, prepared in conformity with generally accepted accounting principles consistently applied during the periods, and present fairly the financial positions, results of operations, and changes in financial positions, of MAJOR. The SHAREHOLDERS represent that:
      (a) Except as set forth in the audited financial statements of MAJOR, dated December 31, 1995, MAJOR is the owner, free and clear of any liens, pledges, or encumbrances, of all of the property and assets set forth in the Balance Sheet;
      (b) MAJOR has no liabilities or obligations except those disclosed in the financial statements at December 31, 1995, except those set forth on other Exhibits to this Agreement and SHAREHOLDERS do not have any knowledge of facts which would require the setting up of additional reserves with respect thereto;
      (c) MAJOR is not in def ault under or in breach of the provisions of any credit facility, loan, debt, security, mortgage, indebtedness, material contract, or agreement to which it is a party or by which it is bound, which def ault or breach would materially adversely effect its business or properties or condition, financial or otherwise, or would result in the creation of a lien or charge upon any of the properties or assets of MAJOR;
      (d) No waiver, indulgence or postponement of any of the obligations of MAJOR have been granted by any obligee;
      (e) There exists no event, current condition, or act which with the giving of notice of the lapse of time or the happening of any other event or condition would become a default under or breach of any such credit facility, loan, debt, security, mortgage, indebtedness, or material contract, or would result in the creation of a lien or charge upon the properties or assets of MAJOR as reflected in the Balance Sheet dated December 31, 1995. None of the terms of any credit facility, loan, debt, security, mortgage indebtedness or other material contract or any other contract or agreement would prevent the consummation of the Closing of this Agreement.
      13. No adverse material change in the business or financial position since December 31, 1995 has occurred and no event, condition or state of facts which materially and/or adversely affects, or threatens to materially and/or adversely affect, the business or results of operations or financial condition of MAJOR and its subsidiaries.
      14. There are no loans, accrued obligations, liabilities, claims, or contractual obligations owed by MAJOR to any of its Officers, Directors, or Stockholders except those set forth on Exhibit B hereto.
      15. There is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation, or any change in the zoning, building, or licensing ordinances affecting the real property or any significant leasehold interests of MAJOR, pending or threatened, which might affect the business, financial condition, or earnings of MAJOR
      16. Except as set forth on Exhibit C, attached hereto, MAJOR does not have any debts and liabilities over $5,000 nor any contracts or commitments which will require the payment of over $5,000 which will survive the reorganization.
      17. The shares of MAJOR being acquired by FIDELITY from SHAREHOLDERS I hereby are duly and validly authorized, issued and outstanding and are fully paid and nonassessable. SHAREHOLDERS are the legal and beneficial owners of such shares and there are no adverse claims against such shares or liens and encumbrances thereon. There are no agreements between any of the SHAREHOLDERS and any other individual or entity which would prevent or affect the consummation of the transaction provided for in this Agreement.
      18. The corporate record book of MAJOR is complete and contains all amendments to the Articles, Bylaws, and all Minutes of meetings of Directors and Shareholders.
      19. This Agreement and all Exhibits to this Agreement and all documents delivered to FIDELITY by the SHAREHOLDERS at the Closing in connection with this transaction are true and correct. The representations and warranties made by SHAREHOLDERS in this Agreement contain no untrue statements of material facts and do not omit to state a material fact necessary to make the statements contained herein not misleading. Notwithstanding any investigation that may be made by FIDELITY, all representations and warranties of the SHAREHOLDERS made in this Agreement shall be deemed to have been made both at the time of the execution of.this Agreement and at the Closing and shall survive the Closing of this Agreement.
         The foregoing representations, warranties and agreements and those contained in Article I, Paragraph 4 above shall be true and correct as of the effective date of the reorganization. Such representations, warranties and agreements shall survive the reorganization until March 31, 1997. None of such representations, warranties and agreements contain, or shall contain as of the effective date of the reorganization, any false or misleading statement of a material fact or omit, as of the effective date of the reorganization, to state any material fact necessary in order to make the representations,, warranties and agreements not misleading.

                                  ARTICLE VI

                         CONDUCT OF MAJOR BEFORE CLOSING

             From the execution of this Agreement to Closing, SHAREHOLDERS shall not permit MAJOR to take any action, or enter into any agreement, that would constitute or cause any inducement, representation or warranty of SHAREHOLDERS (as to MAJOR) contained in this Agreement to become untrue, nor to take any action or enter into any agreement, that would constitute, or cause, a breach of this Agreement. Specifically, but not in limitation of the foregoing, MAJOR shall not:
      (a) enter into any employment/consulting or consulting agreement or otherwise create any employment relationship or salary/wage/ compensation/remuneration liability;
      (b)  amend its Articles of Incorporation and/or By-Laws;
      (c) issue or agree to issue any stock or other securities, including any right, warrant or option to purchase or otherwise acquire any of its stock or securities convertible thereinto;
      (d) issue any bonds, debentures, notes or other evidences of indebtedness;
      (e) declare or pay any dividend (whether in cash, property, or securities);
      (f)  purchase or redeem any of its stock;
      (g) enter into any Agreement, whether written or oral, which shall survive the Closing except agreements which are executed in the ordinary course of business; or
      (h) sale, lease, or encumber, or enter into any agreement to do any of the foregoing, any real or personal property owned by it except in the ordinary course of business.
MAJOR will use its best efforts to- preserve intact the business organization of MAJOR, to keep available to it the services of its present officers and employees, to preserve its present relationships with persons having significant business relations with it, to maintain all of its properties in customary repair and condition and to maintain insurance policies in respect of its business and properties consistent with current practice.

                                   ARTICLE VII
                       CONDUCT OF PARTIES PENDING CLOSING

      1. FIDELITY and MAJOR (through SHAREHOLDERS) each agree to give to the other and the authorized representatives of the other full access to all the premises and books and records of it and to furnish the other with such financial and operating data and other information with respect to the business and properties of it as the other shall from time to time request; provided, however, that any such investigation shall not affect any of the representations and warranties hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the other. In the event of termination of this agreement, MAJOR and FIDELITY will each return to the other all documents, work papers and other material obtained from the other in connection with the transactions contemplated hereby and will use all reasonable efforts to keep confidential any information obtained pursuant to this agreement unless such information is readily ascertainable from public or published information or trade sources.
      2. Each of MAJOR and FIDELITY shall use its best efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit MAJOR or FIDELITY, as the case may be, to consummate the reorganization.

                                   ARTICLE IX
                                  MISCELLANEOUS
      1. NOTICES. All notices to a party shall be deemed given when mailed by registered or certified mail to the address set forth below or such other address as may be substituted therefor by notice:
      TO SHAREHOLDERS:

                    (only to:) Bruce Bendell
                               75 Georgian Court
                               Roslyn, New York 11576

           With a copy to:     Robert E. Salad, Esq.
                               Cooper, Perskie, April, Niedelman,
                                  Wagenheim, & Levenson
                               1125 Atlantic Avenue
                               Atlantic City, New Jersey 08401

           TO FIDELITY:        Doron Cohen, President/CEO
                               Fidelity Holdings, Inc.
                               80-02 Kew Gardens Road, Suite 5000
                               Kew Gardens, New York 11415

           With a copy to:     Richard C. Fox, Esq.
                               3401 Lakeview Drive
                               Delray Beach, Florida 33445

      2. INTEGRATION. This Agreement is the entire Agreement among the parties and supersedes the prior discussions, negotiations and agreements) among the parties with respect thereto. There are no representations, warranties or other assurances except as expressed in this Agreement. No alteration, modification, or waiver of term or condition hereof shall be binding unless in writing and signed by all parties.
      3. AMENDMENTS. This Agreement may be amended only with the written approval of the party to be charged therewith; provided, however, that no such amendment may be made that would cause a breach of any warranty or representation herein.
      4. NO ASSIGNMENT. This agreement may not be assigned by any party or by operation of law or otherwise.
      5. CONSTRUCTION. Whenever required by the context hereof: the masculine gender shall be deemed to include the feminine and neuter; and the singular member shall be deemed to include the plural. Time is expressly declared to be of the essence of this Agreement. This Agreement shall be deemed to have been mutually prepared by all parties and shall not 'be construed against any particular party as the draftsman.
           6.     INTERPRETATION.  It is the intent of the parties that this

Agreement shall be construed and interpreted, and that all questions arising hereunder shall be determined in accordance with the provisions of the laws of the State of New York.
      7. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.
      8. ARBITRATION. Any controversy, claim or dispute arising out of or resulting f rom this Agreement, or the breach thereof, that cannot be resolved by negotiation, shall be resolved by arbitration, to be held in Long Island City, New York, in accordance with the commercial rules and regulations of the American Arbitration Association. Failure of a party to participate or cooperate shall constitute grounds for default judgment. The arbitrator shall award legal fees and costs to the prevailing party. The decision of the arbitrator shall in each case, including awards and the allocation of costs, be final and binding upon the parties. Judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof.
      9. FURTHER DOCUMENTS AND ACTIONS. Each party shall deliver such further documents and take such further action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.
      10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, including facsimile counterparts, any one of which shall be deemed to be an original.
      11. BROKERS' OR FINDERS' FEES. No agent, broker, person, or firm acting on behalf of either party or any of their subsidiaries or under the authority of any of them is or will be entitled to any commission or broker's or finder's fee or financial advisory fee in connection with any of the transactions contemplated herein.

      12. EXHIBITS. All Exhibits described herein which are not attached to the Agreement at execution shall be attached within three calendar days thereafter. Each exhibit shall be mutually agreed to by all parties and shall bear the signature of the party submitting same.

      IN WITNESS WHEREOF, and intending to be legally bound, the parties have hereunto set their hands and seals the day and year first above written.

                                       FIDELITY HOLDINGS, INC.

ATTEST:

                                       By: /s/ Doron Cohen
                                          -------------------------------------
                                          Doron Cohen, President/CEO


------------------------------------
Secretary


WITNESS:                              SHAREHOLDER:


                                      /s/ Bruce Bendell
------------------------------------  ----------------------------------------
                                      BRUCE BENDELL


                                      /s/ Harold Bendell
------------------------------------  ----------------------------------------
                                      HAROLD BENDELL

                                CLOSING ADDENDUM
                                       TO
                            REORGANIZATION AGREEMENT

      This Closing Addendum is executed at Closing of the "B" Reorganization Agreement between Fidelity Holdings, Inc. and Bruce Bendell and Harold Bendell, the Shareholders of Major Fleet & Leasing Corp.

      The parties have mutually elected to close this 2nd day of October, 1996 in lieu of the scheduled closing date of October 23, 1996 and in order to permit such expedited closing the parties have waived the requirements for the delivery at Closing of the financial statements as of September 30, 1996. The parties have agreed that such financial statements shall be delivered on or before November 15, 1996.

      Since the expedited Closing precludes the concurrent delivery of the financial statements, it is also agreed that the 1000,000 Shares of Common Stock deliverable under the Reorganization Agreement shall not be issued pending determination of whether the issuance conditions have been met. Within three (3) business days after delivery to Fidelity Holdings, Inc. of the September 30, 1996 financial statements of Major Fleet & Leasing Corp., if the issuance condition has been met, Fidelity Holdings shall immediately advise its Transfer Agent, Olde Monmouth Stock Transfer Co. to issue the shares as provided in the Reorganization Agreement.

      IN WITNESS WHEREOF, the parties have executed this Closing Addendum this 2nd day of October, 1996:
                                       FIDELITY HOLDINGS, INC.



                                       By:
                                          -------------------------------------

WITNESS:

                                      /s/ Bruce Bendell
------------------------------------  ----------------------------------------
                                      Bruce Bendell


                                      /s/ Harold Bendell
------------------------------------  ----------------------------------------
                                      Harold Bendell